UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2024

Conduit Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300 San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8536

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 20, 2023, Conduit Pharmaceuticals Limited, a wholly-owned subsidiary of Conduit Pharmaceuticals Inc. (the “Company”), issued to Vrezh Isayan and Sharon Lee Isayan (the “Payees”) a Convertible Promissory Note due September 20, 2024 (the “Maturity Date”) in the principal amount of $800,000 (the “Convertible Note”). The Convertible Note accrued interest at 20% per annum and was payable every six months from March 20, 2023. The principal amount, along with any accrued and unpaid interest, was convertible by the Payees into common stock at a fixed price of $10 per share. All accrued but unpaid interest was due on the Maturity Date.

On October 9, 2024, with effect as of September 20, 2024, the Company and the Payees amended the Convertible Note pursuant to that certain Loan Extension Amendment (the “Note Amendment”), whereby the Convertible Note was amended to, (i) extend the Maturity Date to October 20, 2024, unless further extended pursuant to the terms therein (the “Repayment Date”), (ii) provide for the issuance prior to October 23, 2024, pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended, (a) $80,000 worth of shares of the Company’s common stock with respect to accrued but unpaid interest as of September 30, 2024, to be issued at the closing market price as of the day prior to the issuance and (b) 2,000,000 shares of the Company’s common stock, and (iii) waive the interest and principal previously payable, and extend its payment to become due on the Repayment Date. In addition, the Note Amendment permits the Company, in its sole discretion, to further extend the Repayment Date of the Note Amendment to November 19, 2024 or December 19, 2024.

On October 11, 2024, pursuant to the terms of the Note Amendment, the Company issued an aggregate of 2,781,250 shares of Common Stock in satisfaction of its obligations identified in (ii)(a) and (b) above.

The foregoing descriptions of the Convertible Note and the Note Amendment do not purport to be complete and are qualified in their entirety by reference to the Convertible Note and Note Amendment, which are filed as Exhibits 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Convertible Promissory Note between Conduit Pharmaceuticals Limited and Vrezh and Sharon Lee Isayan, dated March 20, 2023.
10.2	Loan Extension Amendment between Conduit Pharmaceuticals Inc. and Vrezh and Sharon Lee Isayan, dated September 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2024	CONDUIT PHARMACEUTICALS INC.

	By:	/s/ Dr. David Tapolczay
	Name:	Dr. David Tapolczay
	Title:	Chief Executive Officer